ESCROW AGREEMENT

This Escrow Agreement (the "Agreement"), entered into as of this 10th day of January, 2006, is by and among China Agritech, Inc. (the "Company"), each of the purchasers of the shares of the common stock of the Company (the "Shares") identified below (collectively, the "Purchasers") and Securities Transfer Corporation (hereinafter referred to as "Escrow Agent"). All capitalized terms used but not defined herein shall have the meanings assigned them in the Stock Purchase Agreement (as hereinafter defined).

BACKGROUND

The Company and the Purchasers have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which each Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to each Purchaser, the number of Shares identified therein. The Company and the Purchasers have agreed to establish an escrow on the terms and conditions set forth in this Agreement. The Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Each Purchaser and the Company hereby appoints Securities Transfer Corporation as Escrow Agent to act in accordance with the Stock Purchase Agreement and the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. All amounts provided by the Purchasers in connection with their acquisition of the Shares as set forth in the Stock Purchase Agreement shall be deposited with the Escrow Agent in immediately available funds by federal wire transfer or cashiers check, such funds being referred to herein as the "Escrow Funds".

3. Segregation of Escrow Funds. The Escrow Funds shall be segregated from the assets of Escrow Agent and held in trust for the benefit of the Company and the Purchasers in accordance herewith.

4. Receipt and Investment of Funds.

(a) Escrow Agent agrees to place the Escrow Funds in a non-interest bearing and federally insured depository account. Subject to Section 7(c) hereof, Escrow Agent shall have no liability for any loss resulting from the deposit of the Escrow Funds.

(b) The Escrow Agent shall cause to be prepared all income and other tax returns and reports the Escrow Agent, in its sole discretion, deems necessary or advisable in order to comply with all tax and other laws, rules and regulations applicable to the Escrow Funds.

5. Disbursement of the Escrow Funds.

(a) This Agreement shall terminate upon the earlier of (a) the close of business on January 16, 2006, unless otherwise extended by the parties hereto, or (b) the consummation of the transactions contemplated by the Stock Purchase Agreement.

(b) On the Termination Date, Escrow Agent shall release the Escrow Funds in the Escrow Account and in accordance with the written instruction of Global Hunter Securities, LLC.

6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Funds, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in Dallas, Texas, and the portion of the Escrow Funds in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Escrow Funds.

7. Exculpation and Indemnification of Escrow Agent.

(a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrow Funds. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine

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and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Texas upon fiduciaries.

(c) Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this agreement and, with respect to any matter arising under this agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Compensation of Escrow Agent. The Company will pay Escrow Agent $3,000 for all services rendered by Escrow Agent hereunder.

9. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Purchasers all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Purchasers shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

10. Method of Distribution by Escrow Agent. All disbursements by Escrow Agent to a party to this Agreement will be made by wire transfer of immediately available funds to an account designated in writing by the party to receive any such payment.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized

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representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

12. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier.

13. Execution in Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

14. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds or Escrowed Certificates shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF DALLAS COUNTY, TEXAS USA, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

16. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY:

CHINA AGRITECH, INC.

By: /s/ Chang Yu

Its: CEO and President

ESCROW AGENT:

SECURITIES TRANSFER CORPORATION

By: /s/ Kevin Halter Jr.

Its: President

PURCHASERS:

PINNACLE CHINA FUND, L.P.

By: /s/ Barry M. Kitt
Name: Barry M. Kitt
Title: Sole Member, Kitt China Management,
L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

Ardsley Partners Offshore Fund, Ltd.

By: /s/ Steven Napoli

Name: Steven Napoli
Title: Partner/Agent

Ardsley Partners Fund II, L.P.

By: /s/ Steven Napoli

Name: Steven Napoli
Title: Partner

Ardsley Partners Institutional Fund, L.P.

By: /s/ Steven Napoli

Name: Steven Napoli
Title: Partner

Jayhawk China Fund (Cayman), Ltd.

By: /s/ Marcey Berges

Name: Marcey Berges
Title: CFO

Renaissance U.S. Growth Investment Trust PLC

By: /s/ Russell Cleveland

Name: Russell Cleveland
Title: President

RENN Capital Group, Inc., Investment Manager

BFS U.S. Special Opportunities Trust PLC

By: /s/ Russell Cleveland

Name: Russell Cleveland
Title: President

RENN Capital Group, Inc., Investment Adviser

Gary C. Evans

Signature: /s/ Gary C. Evans

Daniel Conwill IV

Signature: /s/ Daniel Conwill IV

Chet Morrison

Signature: /s/ Chet Morrison

David Kenkel

Signature: /s/ David Kenkel

George Resta

Signature: /s/ George Resta

Bob Jackson

Signature: /s/ Bob Jackson

Tom Matava

Signature: /s/ Tom Matava

Carolyn Prahl

Signature: /s/ Carolyn Prahl

Jim Brown

Signature: /s/ Jim Brown

James Lynch

Signature: /s/ James Lynch

Edwin Young

Signature: /s/ Edwin Young

Mike Studer

Signature: /s/ Mike Studer

John Trescot Jr.

Signature: /s/ John Trescot Jr.

W. W. Gay

Signature: /s/ W. W. Gay

Harold E. Gear

Signature: /s/ Harold E. Gear

WIRE TRANSFER INSTRUCTIONS

Please wire funds to: Wells Fargo Bank Texas, N.A. 420 Montgomery Street

City/State	San Francisco, CA 94104

ABA NO:	121000248

Credit to :	Securities Transfer Corporation as paying agent for account "F"

Account Number:	3172304051